Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

June 5, 2012

Pacer International, Inc.

6805 Perimeter Drive

Dublin, Ohio 43016

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Pacer International, Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the Pacer International, Inc. 2012 Omnibus Incentive Plan (the “Plan”) to be filed by the Company with the Securities and Exchange Commission covering 2,877,761 shares of common stock of the Company with par value of $0.01 per share (the “Shares”) issuable pursuant to the Plan.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the legal capacity of all natural persons. As to various issues of fact, we have relied upon statements and certificates of public officials and officers of the Company without independent verification or investigation.

Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

The opinion expressed above is limited to the law of the State of Tennessee and the federal law of the United States. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Very truly yours,

/s/ Bass, Berry & Sims PLC